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                                                                    EXHIBIT 10ii

                                  AMENDMENT TO
                        GREAT LAKES CHEMICAL CORPORATION
                           DEFERRED COMPENSATION PLAN


                  The Great Lakes Chemical Corporation Deferred Compensation Plan (the "Plan"), is hereby amended, effective as of November 20, 1997, as set forth below.

                  Any term which is not defined below shall have the meaning set forth in the Plan.

                  1. Section 8 of the Plan is hereby amended and restated to read as follows:

         8.       EFFECT OF CHANGE IN CONTROL OF THE COMPANY

         Notwithstanding any provision in the Plan to the contrary, in the event of a change in control of the Company (as defined below), (a) the Company shall immediately fully fund a rabbi trust or similar instrument in an amount equal to the aggregate of each Participant's entire Deferred Compensation Account and (b) the entire unpaid balance of each Deferred Compensation Account then maintained by the Company shall be paid in a lump sum to the Participant within thirty (30) days of such change in control.

         For purposes of the Plan, a "change in control of the Company" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

                  any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than (i) the Company, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned,



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                  directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company (any such person is hereinafter referred to as a "Person"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company);

                  (b) there is consummated a merger or consolidation of the Company with or into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, immediately after such merger or consolidation, more than 70% of the combined voting power of the voting securities of either the Company or the other entity which survives such merger or consolidation or the parent of the entity which survives such merger or consolidation;

                  (c) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; or

                  (d)      during any period of two consecutive years



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                           (not including any period prior to the date of the
                           Plan), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (a), (b) or (c) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

         For purposes of the Plan, where a change in control of the Company results from a series of related transactions, the change in control of the Company shall be deemed to have occurred on the date of the consummation of the first such transaction. For purposes of clause (a) of this subsection, the stockholders of another corporation (other than the Company or a corporation described in subclause (iv) of clause (a) of this subsection) shall be deemed to constitute a Person. Further, it is understood by the parties that the sale, transfer, or other disposition of a subsidiary of the Company shall not constitute a change in control of the Company giving rise to payments or benefits under the Plan.

         Notwithstanding any other provision hereof, a "change in control of the Company" shall not be deemed to have occurred by virtue of the Company entering into any agreement with respect to, the public announcement of, the approval by the Company's stockholders or directors of, or the consummation of, any transaction or series of integrated transactions (including any merger or other business combination transaction) entered into in connection with, or expressly conditioned upon the occurrence of, a spin-off (such transaction or series of integrated transactions, the "Spin-Off Transaction") immediately following which the





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         recordholders of the common stock of the Company immediately prior to the Spin-Off Transaction continue to have substantially the same proportionate ownership in the spun-off entity as they had in the Company immediately prior to the Spin-Off Transaction; provided that such Spin-Off Transaction (including any related merger of other business combination transaction) has been approved by a vote of a majority of the Company's Continuing Directors (as defined below) then in office. For purposes of the Plan, a "Continuing Director" shall mean any member of the Board of the Company who is a member of the Board as of the date of the Plan and any person who subsequently becomes a member of the Board, if such person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.

                  2. Section 17 of the Plan is hereby amended and restated to read as follows:

         17.      AMENDMENT AND TERMINATION

                  The Company intends the Plan to be permanent, but reserves the right at any time to modify, amend, or terminate the Plan; provided, that, (i) the Company shall not cancel, reduce, or otherwise adversely affect the amount of benefits of any Participant as of the date of any such modification, amendment, or termination, without the written consent of the Participant and (ii) the Company shall not adversely amend or modify the provisions hereof or terminate the Plan following a change in control of the Company (as defined therein) without the written consent of 66 2/3 percent of the Participants. In the event that the Plan is terminated, the Participant shall be entitled to a Deferred Benefit equal to the amount of his or her Deferred Compensation Account determined under Section 6(a) and payable in accordance with Section 7.


                  IN WITNESS WHEREOF, Great Lakes Chemical Corporation has caused this Amendment to be executed by a duly authorized officer of the Company as of the day and year first above written.




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                                   GREAT LAKES CHEMICAL CORPORATION

                                   By: /s/ Robert McDonald
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